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                                                                   EXHIBIT 23.B2



                                     BYLAWS

                                       OF

                               DODGE & COX FUNDS

                          (a Delaware Business Trust)
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                               TABLE OF CONTENTS

                                                                            Page
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ARTICLE I  DEFINITIONS.....................................................   1

ARTICLE II  OFFICES........................................................   1
     Section 1.  Resident Agent............................................   1
     Section 2.  Offices...................................................   1

ARTICLE III SHAREHOLDERS...................................................   2
     Section 1.  Meetings..................................................   2
     Section 2.  Notice of Meetings........................................   2
     Section 3.  Record Date for Meetings and Other Purposes...............   2
     Section 4.  Proxies...................................................   3
     Section 5.  Action Without Meeting....................................   4

ARTICLE IV TRUSTEES........................................................   4
     Section 1.  Meetings of the Trustees..................................   4
     Section 2.  Quorum and Manner of Acting...............................   5

ARTICLE V COMMITTEES.......................................................   5
     Section 1.  Executive and Other Committees............................   5
     Section 2.  Meetings, Quorum and Manner of Acting.....................   6

ARTICLE VI OFFICERS........................................................   7
     Section 1.  General Provisions........................................   7
     Section 2.  Term of Office and Qualifications.........................   7
     Section 3.  Removal...................................................   8
     Section 4.  Powers and Duties of the President........................   8
     Section 5.  Powers and Duties of Vice Presidents......................   8
     Section 6.  Powers and Duties of the Treasurer........................   9
     Section 7.  Powers and Duties of the Secretary........................   9
     Section 8.  Powers and Duties of Assistant Treasurers.................   9
     Section 9.  Powers and Duties of Assistant Secretaries................  10
     Section 10. Compensation of Officers and Trustees and
                 Members of the Advisory Board.............................  10

ARTICLE VII FISCAL YEAR....................................................  10

ARTICLE VIII SEAL..........................................................  10

ARTICLE IX WAIVERS OF NOTICE...............................................  11

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ARTICLE X CUSTODY OF SECURITIES............................................  11
     Section 1.  Employment of a Custodian.................................  11
     Section 2.  Action Upon Termination of Custodian Agreement............  11
     Section 3.  Provisions of Custodian Agreement.........................  12
     Section 4.  Central Certificate System................................  13
     Section 5.  Acceptance of Receipts in Lieu of Certificates............  13

ARTICLE XI AMENDMENTS......................................................  14

ARTICLE XII INSPECTION OF BOOKS............................................  14

ARTICLE XIII MISCELLANEOUS.................................................  14

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                                     BYLAWS

                                       OF

                               DODGE & COX FUNDS

                                   ARTICLE I

                                  DEFINITIONS

     Any terms defined in the Trust Instrument of Dodge & Cox Funds dated April _____ , 1998, as amended from time to time, shall have the same meaning when used herein.

                                   ARTICLE II

                                    OFFICES

     Section 1.  Resident Agent.  The Trust shall maintain a resident agent in
     --------------------------
the State of Delaware, which agent shall initially be The Corporation Trust Company, 30 The Green, Dover, Delaware 19901. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of State.

     Section 2.  Offices.  The Trust may have its principal office and other
     -------------------
offices in such places within as well as without the State of Delaware as the Trustees may from time to time determine.

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                                  ARTICLE III

                                  SHAREHOLDERS

     Section 1.  Meetings.  Meetings of the Shareholders shall be held as
     --------------------
provided in the Trust Instrument at such place within or without the State of Delaware as the Trustees shall designate.

     Section 2.  Notice of Meetings.  Notice of all meetings of the
     ------------------------------
Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust mailed at least ten (10) days and not more than sixty
(60) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

     Section 3.  Record Date for Meetings and Other Purposes.  For the purpose
     -------------------------------------------------------
of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding sixty (60) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as

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a record date for the determinations of the persons to be treated as
Shareholders of record for such purposes, subject to the provisions of the Trust Instrument.

     Section 4.  Proxies.  At any meeting of Shareholders, any holder of Shares
     -------------------
entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record as of the record date shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Trust Instrument to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by two or more persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or legally incompetent, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, the person may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. For purposes of this Section, a proxy granted by

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telephone, telegram, telex, telecopy, internet, computer interface or other electronic method of document transfer shall be deemed "executed by or on behalf of a Shareholder."

     Section 5.  Action Without Meeting.  Any action which may be taken by
     ----------------------------------
Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES

     Section 1.  Meetings of the Trustees.  The Trustees may in their discretion
     ------------------------------------
provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be sent by facsimile, telegraphed, cabled, or wirelessed to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any

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Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

     Section 2.  Quorum and Manner of Acting.  A majority of the Trustees shall
     ---------------------------------------
be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Trust Instrument or these Bylaws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                   ARTICLE V

                                   COMMITTEES

     Section 1.  Executive and Other Committees.  The Trustees by vote of a
     ------------------------------------------
majority of all the Trustees may elect from their own number an Executive Committee to consist of not less

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than three (3) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Trust Instrument or these Bylaws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation, the Committee may elect its own Chairman.

     Section 2.  Meetings, Quorum and Manner of Acting.  The Trustees may (1)
     -------------------------------------------------
provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

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     The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be kept with the records of the Trust.

                                   ARTICLE VI

                                    OFFICERS

     Section 1.  General Provisions.  The officers of the Trust shall be a
     ------------------------------
President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

     Section 2.  Term of Office and Qualifications. Except as otherwise provided
     ---------------------------------------------
by law, the Trust Instrument or these Bylaws, the President, the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or Assistant Treasurer or a Vice President and the Secretary or Assistant Secretary may be the same person, but the offices of Vice President and Secretary and Treasurer shall not be held by the same person. The President shall hold no other office. Except as above provided, any two offices may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder.

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     Section 3.  Removal.  The Trustees, at any regular or special meeting of
     -------------------
the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or Committee may be removed with or without cause by such appointing officer or Committee.

     Section 4.  Powers and Duties of the President. The President may call
     ----------------------------------------------
meetings of the Trustees and of any Committee thereof when he or she deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he or she shall at all times exercise a general supervision and direction over the affairs of the Trust. He or she shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.

     Section 5.  Powers and Duties of Vice Presidents.  In the absence or
     ------------------------------------------------
disability of the President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees and the President.

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     Section 6.  Powers and Duties of the Treasurer. The Treasurer shall be the
     ----------------------------------------------
principal financial and accounting officer of the Trust. He or she shall deliver all funds of the Trust which may come into his or her hands to such Custodian as the Trustees may employ pursuant to Article X of these Bylaws. He or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees.

     Section 7.  Powers and Duties of the Secretary. The Secretary shall keep
     ----------------------------------------------
the minutes of all meetings of the Trustees and of the Shareholders among the Trust records; he or she shall have custody of the seal of the Trust; he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He or she shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these Bylaws and as required by law; and subject to these Bylaws, he or she shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

     Section 8.  Powers and Duties of Assistant Treasurers.  In the absence or
     -----------------------------------------------------
disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

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     Section 9.  Powers and Duties of Assistant Secretaries.  In the absence or
     ------------------------------------------------------
disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

     Section 10.  Compensation of Officers and Trustees and Members of the
     ---------------------------------------------------------------------
Advisory Board.  Subject to any applicable provisions of the Trust Instrument,
--------------
the compensation of the officers and Trustees and members of any Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.

                                  ARTICLE VII

                                  FISCAL YEAR

     The fiscal year of the Trust shall begin on the first day of January in each year and shall end on the 31st day of December in each year, provided, however, that the Trustees may from time to time change the fiscal year.

                                  ARTICLE VIII

                                      SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

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                                   ARTICLE IX

                               WAIVERS OF NOTICE

     Whenever any notice is required to be given by law, the Trust Instrument or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed for the purposes of these Bylaws when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled or wirelessed.

                                   ARTICLE X

                             CUSTODY OF SECURITIES

     Section 1.  Employment of a Custodian.  The Trust shall place and at all
     -------------------------------------
times maintain in the custody of a Custodian (including any sub-custodian for the Custodian, which may be a foreign bank which meets applicable requirements of law) all funds, securities and other assets included in the Trust Property. The Custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Trustees,who shall fix its remuneration.

     Section 2.  Action Upon Termination of Custodian Agreement.  Upon
     ----------------------------------------------------------
termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found

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who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding voting securities, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

     Section 3.  Provisions of Custodian Agreement. The following provisions
     ---------------------------------------------
shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed:

     The Trustees shall cause to be delivered to the Custodian all securities included in the Trust Property or to which the Trust may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan of portfolio securities to another person, or other disposition thereof, all as the Trustees may generally or from time to time require or approve or to a successor Custodian; and the Trustees shall cause all funds included in the Trust Property or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or the return of cash held as collateral for loans of portfolio securities, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to shareholders, or to a successor Custodian. In connection with the Trust's purchase or sale of futures contracts, the Custodian shall transmit, prior to receipt on behalf of the Trust of any securities or other property, funds from the Trust's custodian account in order to furnish to and maintain funds with brokers as margin to guarantee the performance of the Trust's futures obligations in accordance with the applicable requirements of commodities exchanges and brokers.

     Section 4.  Central Certificate System.  Subject to such rules, regulations
     --------------------------------------
and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its duly authorized agent.

     Section 5.  Acceptance of Receipts in Lieu of Certificates.  Subject to
     ----------------------------------------------------------
such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

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                                   ARTICLE XI

                                   AMENDMENTS

     These Bylaws, or any of them, may be altered, amended or repealed, or new Bylaws may be adopted by (a) a vote of a majority of the Shares outstanding and entitled to vote or (b) the Trustees, provided, however, that no Bylaw may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Trust Instrument or these Bylaws, a vote of the Shareholders.

                                  ARTICLE XII

                              INSPECTION OF BOOKS

     The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right of inspecting any account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the Shareholders.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     (A) Except as hereinafter provided, no officer or Trustee of the Trust and no partner, officer, director or shareholder of the Investment Adviser of the Trust or of the Distributor of the

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Trust, if any, and no Investment Adviser or Distributor of the Trust, if any,
shall take long or short positions in the securities issued by the Trust.

          (1) The foregoing provisions shall not prevent the Distributor, if any, from purchasing Shares from the Trust if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchases for the purpose of filling orders for such Shares received by the Distributor, and provided that orders to purchase from the Trust are entered with the Trust or the Custodian promptly upon receipt by the Distributor of purchase orders for such Shares, unless the Distributor, if any, is otherwise instructed by its customer.

          (2) The foregoing provision shall not prevent the Distributor, if any, from purchasing Shares of the Trust as agent for the account of the Trust.

          (3) The foregoing provision shall not prevent the purchase from the Trust or from the Distributor of Shares, if any, issued by the Trust, by any officer, or Trustee of the Trust or by any partner, officer, director or shareholder of the Investment Adviser of the Trust or of the Distributor of the Trust at the price available to the public generally at the moment of such purchase, or as described in the then currently effective Prospectus for the Series of such Shares.

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

          (4) The foregoing shall not prevent the Distributor, if any, or any affiliate thereof, of the Trust from purchasing Shares of any Series prior to the effectiveness of the first registration statement relating to such Shares under the Securities Act of 1933.

     (B) The Trust shall not lend assets of the Trust to any officer or Trustee of the Trust, or to any partner, officer, director or shareholder of, or person financially interested in, the Investment Adviser of the Trust, or the Distributor of the Trust, if any, or to the Investment Adviser of the Trust or to the Distributor of the Trust, if any.

     (C) The Trust shall not impose any restrictions upon the transfer of the Shares of the Trust except as provided in the Trust Instrument, but this requirement shall not prevent the charging of customary transfer agent fees.

     (D) The Trust shall not permit any officer or Trustee of the Trust, or any partner, officer or director of the Investment Adviser or Distributor of the Trust, if any, to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or partners, officers or directors of the Investment Adviser or Distributor of the Trust, if any, from buying, holding or selling shares in the Trust, or from being partners, officers or directors or otherwise financially interested in the Investment Adviser or Distributor of the Trust, if any; (b) purchases or sales of securities or other property by the Trust from or to an affiliated person or to the Investment Adviser or Distributor of the Trust, if any, if such transaction is permitted under applicable provisions of the 1940 Act; (c) purchases of investments for the portfolio of any Series of the Trust or sales of investments owned by any Series of the Trust through a security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or Distributor of the

Trust, if any, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (d) employment of legal counsel, registrar, Transfer Agent, dividend disbursing agent or Custodian who is, or has a partner, shareholder, officer, or director who is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or Distributor of the Trust, if any, if only customary fees are charged for services to the Trust; or (e) sharing statistical research, legal and management expenses and office hiring and other expenses with any other investment company in which an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or Distributor of the Trust, if any, is an officer or director or otherwise financially interested.

                                      -17-